UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/26/2006

LIGHTPATH TECHNOLOGIES INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-27548

DE	86-0708398
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2603 Challenger Tech Ct. , Suite 100, Orlando, FL 32826
(Address of principal executive offices, including zip code)

407-382-4003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 26, 2006 Rob Burrows resigned from his positions as Vice President & CFO of LightPath Technologies, Inc. (the "Company") effective February 8, 2006, as announced in the Company's press release attached as Exhibit 99.1 to this Current Report. Mr. Burrows served as the Company's principal financial officer and principal accounting officer.

(c) On January 26, 2006 Company's Board of Directors appointed Kenneth Brizel, the Company's President and Chief Executive Officer, to serve as the Company's acting Chief Financial Officer and acting principal financial and accounting officer, effective February 8, 2006 and until such time as a CFO is appointed. Information concerning Mr. Brizel has been disclosed previously in the Company's periodic public filings' including the Company's Annual Report on Form 10-K dated June 30, 2005; and the terms of Mr. Brizel's employment with the Company will not change as a result of his assuming the role of acting CFO and acting principal and accounting officer.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

    Exhibit No.      Description
       99.1          Press release of January 26, 2006, announcing the resignation of CFO Rob Burrows from his positions with the Company effective February 8, 2006 and appointment of Kenneth Brizel as Acting CFO (Filed herewith).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTPATH TECHNOLOGIES INC

Date: January 26, 2006	By:	/s/ Robert Burrows
Robert Burrows
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1
Press release of January 26, 2006, announcing the resignation of CFO Rob Burrows from his positions with the Company effective February 8, 2006 and appointment of Kenneth Brizel as Acting CFO (Filed herewith)